ERNST & Young LLP             Ernst & Young LLP            Phone: (213) 977-3200
                              725 South Figueroa Street    www.ey.com
                              Los Angeles, CA 90017-5418


CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the references to our firm under the caption "Financial Highlights" in Post Effective Amendment No.105 under the Securities Act of 1933 and Amendment No. 107 under the Investment Company Act of 1940 to the Registration Statement (Form N-1A, 1933 Act Registration File No. 333-17391 and 1940 Act File No. 811-07959) and related Prospectus and Statement of Additional Information of The Dessauer Global Equity Fund and to the incorporation by reference therein of our report dated May 13, 2002, with respect to the financial statements and financial highlights included in the Annual Report for the year ended March 31, 2002, filed with the Securities and Exchange Commission.


/s/ Ernst & Young LLP

Los Angeles, California

August 27, 2002